EXHIBIT 99

                              FOR IMMEDIATE RELEASE
                     CHARMING SHOPPES REPORTS FIRST QUARTER
                           NET INCOME OF $9.7 MILLION;
          PROVIDES REVISED EARNINGS PROJECTIONS FOR CURRENT FISCAL YEAR

Bensalem, PA, May 22, 2003 - Charming Shoppes, Inc. (NASDAQ:CHRS) the retail apparel chain specializing in women's plus-size apparel, today reported earnings and sales for the 1st fiscal quarter ended May 3, 2003. The Company also provided revised earnings projections for the 2nd fiscal quarter ending August 2, 2003, and the fiscal year ending January 31, 2004.

1st Quarter Ended May 3, 2003
o For the three months ended May 3, 2003, net income was $9,689,000 or $0.08 per diluted share. Net income includes pre-tax expense in the amount of $4,431,000 ($2,707,000 after tax or $0.02 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.
o For the corresponding period ended May 4, 2002, net income before cumulative effect of accounting changes was $17,272,000 or $0.14 per diluted share. Net (loss) after cumulative effect of accounting changes was ($31,826,000) or ($0.24) per diluted share for the corresponding period ended May 4, 2002.
o Net sales for the three months ended May 3, 2003 decreased 11% to $564,286,000, compared to sales of $630,616,000 for the three months ended May 4, 2002. Comparable store sales for the corporation decreased 6% during the three months ended May 3, 2003. The Company operated 2,245 stores at the end of the 1st quarter ended May 3, 2003, compared to 2,415 stores at the end of the corresponding period last year.

Commenting on sales and earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, "We continue to be affected by a weak economic environment, resulting in soft consumer demand for apparel. As a result, we did not meet our sales plan for the quarter, primarily attributable to lower traffic levels in our stores. We have been able to partially offset sales shortfalls to plan by focusing on and reducing our controllable expenses. Additionally, strong inventory management has led to improved merchandise margins at our Fashion Bug and Catherine's Plus Sizes brands. Our Lane Bryant brand continues to underperform, as we continue to sell through Spring apparel assortments that have not met with customer acceptance."

Revised Earnings Projections for 2nd Fiscal Quarter and Fiscal Year 2004

The Company has revised earnings projections for the 2nd fiscal quarter and fiscal year 2004 which incorporate the costs and benefits of the previously announced Cost Reduction Plan, as well as the Company's current outlook on sales.

o Projected Annual Sales and Earnings Per Share: For fiscal year 2004, the Company projects total sales revenue of approximately $2.3 billion, including same store sales projections for the Company in the negative low-single digits. For fiscal year 2004, the Company projects diluted earnings per share in the range of $0.26 - $0.28. This projection assumes annual pre-tax expenses related to the Company's Cost Reduction Plan of approximately $10.4 million ($6.4 million after tax or $0.05 per diluted share).

o Projected 2nd Fiscal Quarter Earnings Per Share: For the 2nd fiscal quarter, the Company projects diluted earnings per share in the range of $0.12 - $0.14. This projection assumes pre-tax expense related to the Company's Cost Reduction Plan of approximately $5.7 million ($3.5 million after tax or $0.03 per diluted share), and includes same store sales projections for the Company in the negative low-single digits.


Charming Shoppes, Inc. will host its 1st Fiscal Quarter earnings conference call today at 9:15 am (EDT). To listen to the conference call, please dial 1-800-283-1485 followed by the passcode 2594# approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://www.charming.com/investor/conferencecalls.asp. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today's conference call, on the Company's corporate website, www.charmingshoppes.com. An audio rebroadcast of the conference call will be accessible at http://www.charming.com/investor/conferencecalls.asp, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At the end of the quarter, Charming Shoppes, Inc., operated 2,245 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), CATHERINE'S PLUS SIZES(R), MONSOON(R) and ACCESSORIZE(R). Monsoon and Accessorize are registered trademarks of Monsoon Accessorize Ltd. In connection with the Cost Reduction Plan announced March 18, 2003, the Company plans to close the Monsoon/Accessorize stores under the Company's operation. During the three months ended May 3, 2003, the Company opened 12, relocated 15, converted 4 and closed 19 stores. The Company ended the quarter with 1,073 Fashion Bug and Fashion Bug Plus stores, 699 Lane Bryant stores, 465 Catherine's Plus Sizes stores, and 8 Monsoon/Accessorize stores. The Company ended the quarter with approximately 15,815,000 square feet of leased space. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This release contains and the conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, including earnings, sales performance, store openings and closings, the implementation of the cost reduction plan and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to achieve successful integrations, failure to successfully implement the restructuring plan and cost reductions, failure to successfully implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on

Form 10-K for the fiscal year ended February 1, 2003 and to other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:          Gayle M. Coolick
                  Director of Investor Relations
                  215-638-6955

                             CHARMING SHOPPES, INC.

                                                                            Three Months            Three Months
                                                                               Ended                   Ended
                                                                   Percent     May 3,      Percent     May 4,       Percent
(In thousands, except per share amounts)                           Change       2003       of Sales    2002(a)      of Sales
                                                                   ------       ----       --------    -------      --------
Net sales ....................................................     (10.5)%   $ 564,286      100.0%    $ 630,616      100.0%
                                                                             ---------      -----     ---------      -----

Cost of goods sold, buying, and occupancy ....................      (9.5)      395,488       70.1       437,235       69.3
Selling, general, and administrative .........................      (8.7)      145,265       25.7       159,156       25.3
Expenses related to cost reduction plan(c) ...................        NA         4,431        0.8             0        0.0
                                                                             ---------      -----     ---------      -----
Total operating expenses .....................................      (8.6)      545,184       96.6       596,391       94.6
                                                                             ---------      -----     ---------      -----

Income from operations .......................................     (44.2)       19,102        3.4        34,225        5.4

Other income, principally interest ...........................      (4.5)          424        0.1           444        0.1
Interest expense .............................................     (44.1)       (3,805)      (0.7)       (6,802)      (1.1)
                                                                             ---------      -----     ---------      -----

Income before income taxes and cumulative effect of
accounting changes ...........................................     (43.6)       15,721        2.8        27,867        4.4
Income tax provision .........................................     (42.6)        6,116        1.1        10,656        1.7
                                                                             ---------      -----     ---------      -----
Income before minority interest and cumulative effect
of accounting changes ........................................     (44.2)        9,605        1.7        17,211        2.7

Minority interest in net loss of consolidated subsidiary .....      37.7            84        0.0            61        0.0
                                                                             ---------      -----     ---------      -----
Income before cumulative effect of accounting changes ........     (43.9)        9,689        1.7        17,272        2.7
Cumulative effect of accounting changes, net of income taxes .    (100.0)            0        0.0       (49,098)      (7.8)
                                                                             ---------      -----     ---------      -----

Net income (loss) ............................................        NA%    $   9,689        1.7%    $ (31,826)        NA%
                                                                             =========      =====     =========      =====

Basic net income (loss) per share:
Income before cumulative effect of accounting changes.........                   $0.09                   $ 0.15
Cumulative effect of accounting changes.......................                    0.00                    (0.44)
                                                                                 -----                   ------
Net income (loss).............................................                   $0.09                   $(0.28)(b)
                                                                                 =====                   ======
Weighted average shares outstanding...........................                 112,361                  111,741

Net income (loss) per share, assuming dilution:
Income before cumulative effect of accounting changes.........                   $0.08                   $ 0.14
Cumulative effect of accounting changes.......................                    0.00                    (0.39)
                                                                                 -----                   ------
Net income (loss).............................................                   $0.08                   $(0.24)(b)
                                                                                 =====                   ======
Weighted average shares and equivalents outstanding...........                 127,728                  127,003

(a) Restated for the adoption of EITF 02-16, "Accounting by a Reseller for Cash Consideration Received from a Vendor" and SFAS No. 142, "Goodwill and Other Intangible Assets" as of the beginning of fiscal year ended February 1, 2003.

(b)  Results do not add due to rounding.

(c) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003. Expenses include workforce reduction costs, accelerated depreciation, lease termination, and other related costs.

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                          May 3,       February 1,
(In thousands)                                                             2003           2003
                                                                           ----           ----
                                                                       (Unaudited)
ASSETS
Current assets
Cash and cash equivalents ..........................................   $    97,629    $   102,026
Available-for-sale securities ......................................        54,613         50,286
Merchandise inventories ............................................       342,448        286,472
Deferred taxes .....................................................        17,986         11,726
Prepayments and other ..............................................        81,379         77,504
                                                                       -----------    -----------
    Total current assets ...........................................       594,055        528,014
                                                                       -----------    -----------

Property, equipment, and leasehold improvements - at cost ..........       681,106        668,168
Less: accumulated depreciation and amortization ....................       360,033        348,295
                                                                       -----------    -----------
    Net property, equipment, and leasehold improvements ............       321,073        319,873
                                                                       -----------    -----------

Trademarks and other intangible assets .............................       170,973        171,138
Goodwill ...........................................................        68,594         68,594
Available-for-sale securities, including fair value adjustments of
    $(196) and $(134), respectively ................................        24,864         23,472
Other assets .......................................................        28,253         28,065
                                                                       -----------    -----------
Total assets .......................................................   $ 1,207,812    $ 1,139,156
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable ...................................................   $   206,401    $   147,952
Accrued expenses ...................................................       147,324        163,598
Income taxes payable ...............................................        14,047          7,144
Current portion - long-term debt ...................................        13,644         12,595
Accrued expenses related to cost reduction plan ....................         1,581              0
                                                                       -----------    -----------
    Total current liabilities ......................................       382,997        331,289
                                                                       -----------    -----------

Deferred taxes and other non-current liabilities ...................        49,492         43,188
Long-term debt .....................................................       203,450        203,045

Stockholders' equity
Common Stock $.10 par value:
    Authorized - 300,000,000 shares
    Issued - 125,247,463 shares and 125,149,242 shares, respectively        12,525         12,515
Additional paid-in capital .........................................       200,683        200,040
Treasury stock at cost - 12,265,993 shares .........................       (84,136)       (84,136)
Deferred employee compensation .....................................        (3,521)        (3,370)
Accumulated other comprehensive loss ...............................          (502)          (550)
Retained earnings ..................................................       446,824        437,135
                                                                       -----------    -----------
    Total stockholders' equity .....................................       571,873        561,634
                                                                       -----------    -----------
Total liabilities and stockholders' equity .........................   $ 1,207,812    $ 1,139,156
                                                                       ===========    ===========

Subject to Reclassification

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                         Thirteen Weeks Ended
                                                                          May 3,       May 4,
(In thousands)                                                             2003         2002
                                                                           ----         ----
                                                                                     (Restated)
Operating activities
Net income (loss) ...................................................   $   9,689    $ (31,826)
Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization ...................................      19,270       18,335
    Write-down of Catherine's goodwill ..............................           0       43,975
    Cumulative effect of capitalization of cash received from vendors           0        7,881
    Deferred income taxes ...........................................      (1,025)      (2,211)
    Other, net ......................................................         694           33
    Changes in operating assets and liabilities:
       Merchandise inventories ......................................     (55,976)     (39,866)
       Accounts payable .............................................      58,449       41,664
       Prepayments and other ........................................      (4,048)     (14,148)
       Accrued expenses .............................................     (16,274)      29,890
       Income taxes payable .........................................       6,903            0
       Accrued expenses related to cost reduction plan ..............       1,581       (1,274)
                                                                        ---------    ---------
Net cash provided by operating activities ...........................      19,263       52,453
                                                                        ---------    ---------

Investing activities
Investment in capital assets ........................................     (13,325)     (10,606)
Proceeds from sales of available-for-sale securities ................       8,888            3
Gross purchases of available-for-sale securities ....................     (14,669)      (8,996)
Decrease in other assets ............................................      (1,431)      (1,239)
                                                                        ---------    ---------
Net cash used in investing activities ...............................     (20,537)     (20,838)
                                                                        ---------    ---------

Financing activities
Proceeds from short-term borrowings .................................      81,172      222,613
Repayments of short-term borrowings .................................     (81,172)    (255,167)
Repayments of long-term borrowings ..................................      (3,382)      (2,355)
Proceeds from exercise of stock options .............................         259        4,053
                                                                        ---------    ---------
Net cash used in financing activities ...............................      (3,123)     (30,856)
                                                                        ---------    ---------

Increase (decrease) in cash and cash equivalents ....................      (4,397)         759
Cash and cash equivalents, beginning of period ......................     102,026       36,640
                                                                        ---------    ---------
Cash and cash equivalents, end of period ............................   $  97,629    $  37,399
                                                                        =========    =========

Non-cash financing and investing activities
Common stock issued on conversion of convertible notes ..............   $       0    $      13
                                                                        =========    =========
Equipment acquired through capital leases ...........................   $   4,836    $     640
                                                                        =========    =========

Subject to Reclassification